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                                                                     EXHIBIT 5

                     PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                 1585 BROADWAY
                               NEW YORK, NY 10036



                                               December 18, 1996


The Board of Directors
dELiA*s Inc.
435 Hudson Street
New York, NY 10014

Ladies and Gentlemen:

          You have requested our opinion in connection with the filing by dELiA*s Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 2,702,500 shares of common stock, $.01 par value per share, of the Company ("Common Stock"). The Registration Statement relates to the proposed issuance and sale of 2,152,500 shares of Common Stock by the Company (the "Company Shares") and the proposed sale by certain stockholders of the Company (the "Selling Stockholders") of 550,000 shares of Common Stock (the "Selling Stockholder Shares").

          We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

          Based upon the foregoing, it is our opinion that (a) the Company Shares (to the extent issued and sold by the Company) have been duly authorized and, when issued and delivered in accordance with the underwriting agreement as described in the Registration Statement, will be legally
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The Board of Directors
January 17, 1996
Page 2


issued, fully paid and non-assessable and (b) the Selling Stockholder Shares are duly authorized, legally issued, fully paid and non-assessable.

          The foregoing opinion relates only to matters of the internal law of the State of New York and the General Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ PROSKAUER ROSE GOETZ &
                                             MENDELSOHN LLP